                                                                       EXHIBIT 5

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
                              MORRIS, MANNING, MARTIN & PLAYER, L.L.P.
                                  A LIMITED LIABILITY PARTNERSHIP

                                          ATTORNEYS AT LAW
                                    1600 ATLANTA FINANCIAL CENTER
                                      3343 PEACHTREE ROAD, N.E.                                WASHINGTON, D.C. OFFICE
                                                                                               -----------------------
                                     ATLANTA, GEORGIA 30326-1044                       MORRIS, MANNING, MARTIN & PLAYER, L.L.P.
                                        TELEPHONE 404 233-7000                                    SOUTHERN BUILDING
                                        FACSIMILE 404 365-9532                                805 FIFTEENTH STREET, N.W.
                                 E-MAIL OTB@MOMAMA.MHS.COMPUSERVE.COM                           WASHINGTON, DC  20005
                                                                                                TELEPHONE 202 408-5153
                                               MEMBER,                                          FACSIMILE 202 408-5146
                                      COMMERCIAL LAW AFFILIATES
OBY T. BREWER III                       WITH INDEPENDENT FIRMS                                     NORTHSIDE OFFICE
                                    IN PRINCIPAL CITIES WORLDWIDE                                  ----------------
                                                                                                      SUITE 150
                                                                                            5775-B PEACHTREE DUNWOODY ROAD
                                                                                                ATLANTA, GEORGIA 30342
                                                                                                TELEPHONE 404 255-6900
                                                                                               FACSIMILE 404  843-2317


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                                  May 6, 1996


Harbinger Corporation
1055 Lenox Park Blvd.
Atlanta, Georgia  30319

      Re:  Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel for Harbinger Corporation, a Georgia corporation (the "Company"), in connection with the registration of the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, of a proposed offering of 150,000 shares of the Company's common stock, $.0001 par value per share ("Shares"), issuable pursuant to the Harbinger Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan") and 2,743,756 Shares issuable pursuant to the Harbinger Corporation 1996 Stock Option Plan (the "Stock Option Plan") (the Stock Purchase Plan and the Stock Option Plan are collectively referred to as the "Plans").

     We have examined and are familiar with the originals or copies of certified or otherwise identified to our satisfaction of such documents, corporate records, and other instruments relating to the incorporation of the Company and to the authorization and issuance of Shares under the Plans as would be necessary and advisable for purposes of rendering this opinion. Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and is in existence under the laws of the State of Georgia; and

     2. The Shares have been duly authorized and, when issued as contemplated by the Plans, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as Exhibit 5 to the Company's registration statement on Form S-8.

                                        Very truly yours,

                                        /s/ Oby T. Brewer III

                                        MORRIS, MANNING & MARTIN, L.L.P.



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